EXHIBIT 99.1
CR-07-19
THE GEO GROUP REPORTS FIRST QUARTER 2007 RESULTS
•	1Q Income from Continuing Operations Increased to $5.1 Million — $0.25 EPS

•	1Q Pro-Forma Income from Continuing Operations Increased to $9.0 Million — $0.43 EPS

•	1Q Revenue Increased to $237.0 Million from $185.9 Million

•	Increases Pro Forma 2007 Guidance by $0.04 EPS As a Result of 1Q Earnings Results
Boca Raton, Fla. — May 1, 2007 — The GEO Group (NYSE: GEO) (“GEO”) today reported first quarter 2007 financial results, including income from continuing operations of $5.1 million, or $0.25 per share, based on 20.8 million diluted weighted average shares outstanding, compared with $4.7 million, or $0.31 per share, based on 15.1 million diluted weighted average shares outstanding in the first quarter of 2006.
First quarter 2007 pro forma income from continuing operations increased 84% to $9.0 million, or $0.43 per share, based on 20.8 million diluted weighted average shares outstanding, from $4.9 million, or $0.32 per share, based on 15.1 million diluted weighted average shares outstanding, in the first quarter of 2006.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are very pleased with our strong operational and financial performance in the first quarter of 2007. The primary factors driving our financial results were better-than-expected performance at a number of state and federal facilities as well as new contract wins by our three business units of U.S. Corrections, International Services, and GEO Care. Our organic growth pipeline remains strong with projects totaling more than 8,700 beds under development representing more than $148 million in projected annual operating revenues. These projects are expected to start between the first quarter of 2007 and the second half of 2008.”
Pro Forma Income from Continuing Operations excludes the items set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP Income from Continuing Operations for the first quarter of 2007. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Pro Forma Income from Continuing Operations.
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NEWS RELEASE
Table 1. Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

(In thousands except per share data)	13 Weeks Ended	13 Weeks Ended
	1-Apr-07	2-Apr-06
Income from continuing operations	$5,097	$4,674
Start-up expenses, net of tax	922	211
Write-off of deferred financing fees from extinguishment of debt, net of tax	2,972	—

Pro forma income from continuing operations	$8,991	$4,885

Diluted earnings per share
Income from Continuing Operations	$0.25	$0.31
Start-up expenses, net of tax	0.04	$0.01
Write-off of deferred financing fees from extinguishment of debt, net of tax	0.14	$—

Diluted pro forma earnings per share	$0.43	$0.32

Weighted average shares outstanding	20,781	15,051
Revenue
GEO reported a 28% increase in first quarter 2007 revenue to $237.0 million from $185.9 million in the first quarter of 2006. First quarter 2007 revenue includes $21.7 million in pass-through construction revenues. Exclusive of pass-through construction revenues, GEO reported first quarter 2007 operating revenues of $215.3 million. U.S. Corrections revenue for the first quarter of 2007 increased to $164.3 million from $146.8 million for the first quarter of 2006. International Services revenue for the first quarter of 2007 increased to $28.8 million from $23.1 million for the first quarter of 2006. GEO Care revenue for the first quarter of 2007 increased to $22.1 million from $14.9 million for the first quarter of 2006.
Adjusted EBITDA
First quarter 2007 Adjusted EBITDA increased 58% to $29.6 million from $18.7 million in the first quarter of 2006. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to GAAP Net Income for the first quarter of 2007.
Table 2. Reconciliation from Adjusted EBITDA to GAAP Net Income

(In thousands)	13 Weeks Ended	13 Weeks Ended
	1-Apr-07	2-Apr-06
Net income	$5,264	$4,556
Discontinued operations	(167)	118
Interest expense, net	7,824	5,363
Income tax provision	3,141	2,693
Depreciation and amortization	7,281	5,664

EBITDA	$23,343	$18,394

Adjustments, pre-tax
Start-up expenses	1,488	340
Write-off of deferred financing fees from extinguishment of debt	4,794	—

Adjusted EBITDA	$29,625	$18,734

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NEWS RELEASE
Adjusted Free Cash Flow
Adjusted Free Cash Flow for the first quarter of 2007 increased 15% to $14.9 million from $13.0 million for the first quarter of 2006. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Free Cash Flow.
The following table presents a reconciliation from Adjusted Free Cash Flow to GAAP Income from Continuing Operations for the first quarter of 2007.
Table 3. Reconciliation of Adjusted Free Cash Flow to GAAP Income from Continuing Operations

(In thousands)	13 Weeks Ended	13 Weeks Ended
	1-Apr-07	2-Apr-06
Income from Continuing Operations	$5,097	$4,674
Depreciation and Amortization	7,281	5,664
Income Tax Provision	3,141	2,693
Income Taxes Paid	(5,617)	(272)
Stock Based Compensation Included in G&A	573	177
Maintenance Capital Expenditures	(2,396)	(1,723)
Equity in Earnings of Affiliates, Net of Income Tax	(383)	(277)
Dividends from Equity Affiliates	—	1,812
Minority Interest	92	9
Amortization of Debt Costs and Other Non-Cash Interest	494	281
Write-off of Deferred Financing Fees	4,794	—
Start-Up Expenses	1,488	—
Board of Directors Deferred Compensation	365	—

Adjusted Free Cash Flow	$14,929	$13,038

Important Information on GEO’s Non-GAAP Financial Measures
Pro Forma Income from Continuing Operations, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures. Pro Forma Income from Continuing Operations is defined as Income from Continuing Operations excluding Start-Up Expenses and Deferred Financing Fees as set forth in Table 1 above. Adjusted EBITDA is defined as EBITDA excluding Start-Up Expenses and Deferred Financing Fees as set forth in Table 2 above. Adjusted Free Cash Flow is defined as Income from Continuing Operations after giving effect to the items set forth in Table 3 above. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in Tables 1, 2, and 3 respectively set forth above in this press release. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.
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NEWS RELEASE
2007 Financial Guidance
GEO is increasing its 2007 earnings guidance to a pro forma range of $2.02 to $2.15 per share, exclusive of $0.14 per share associated with the write-off of deferred financing fees during the first quarter of 2007 and $0.11 per share in after-tax start-up expenses associated with facility openings. GEO is adjusting its 2007 operating revenue guidance as a result of the loss of the contract to manage the 2,048-bed Taft Correctional Institution, which will reduce GEO’s operating revenue guidance for the third and fourth quarter of 2007 by $5.0 million and $9.0 million respectively. GEO expects its 2007 operating revenues to be in the range of $886 million to $901 million exclusive of pass-through construction revenues.
GEO expects second quarter 2007 earnings to be in a pro forma range of $0.47 to $0.51 per share, exclusive of $0.02 per share in after-tax start-up expenses. GEO expects second quarter 2007 operating revenues to be in the range of $223 million to $228 million exclusive of pass-through construction revenues. GEO expects third quarter 2007 earnings to be in a pro forma range of $0.53 to $0.57 per share, exclusive of $0.05 per share in after-tax start-up expenses. GEO expects third quarter 2007 operating revenues to be in the range of $223 million to $228 million exclusive of pass-through construction revenues. GEO expects fourth quarter 2007 earnings to be in a pro forma range of $0.59 to $0.64 per share. GEO expects fourth quarter 2007 operating revenues to be in the range of $225 million to $230 million exclusive of pass-through construction revenues.
GEO’s 2007 financial guidance does not include any potential contracts for the utilization of GEO’s available bed capacity at the North Lake Correctional Facility in Baldwin, Michigan or the LaSalle Detention Facility in Jena, Louisiana. The following table provides GEO’s quarterly and year-end 2007 operating revenue and earnings per share guidance. GEO’s 2007 guidance does not reflect the effect of GEO’s announced 2-for-1 stock split which will become effective on June 1, 2007.
2007 Operating Revenue Guidance (In Millions)
 (Exclusive of Pass-Through Construction Revenue)

	1Q 2007	2Q 2007	3Q 2007	4Q 2007	FY 2007

Previously Issued Guidance	$215 - $220	$223 - $228	$228 - $233	$234 - $239	$900 - $920

Revised Guidance (May 1, 2007)	$215.3A	$223 - $228	$223 - $228	$225 - $230	$886 - $901

2007 Earnings Per Share

	1Q 2007	2Q 2007	3Q 2007	4Q 2007	FY 2007
Previously Issued GAAP Guidance	$0.16 - $0.18	$0.45 - $0.49	$0.48 - $0.52	$0.59 - $0.64	$1.68 - $1.83

After-Tax Start-Up Expenses	$0.07	$0.02	$0.05	—	$0.14

Deferred Financing Fees	$0.14				$0.14

Previously Issued Pro Forma Guidance	$0.37- $0.39	$0.47 - $0.51	$0.53 - $0.57	$0.59 - $0.64	$1.96 - $2.11

Revised GAAP Guidance (May 1, 2007)	$0.25A	$0.45 - $0.49	$0.48 - $0.52	$0.59 - $0.64	$1.77 - $1.90

After-Tax Start-Up Expenses	$0.04A	$0.02	$0.05	—	$0.11

Deferred Financing Fees	$0.14A				$0.14

Revised Pro Forma Guidance (May 1, 2007)	$0.43A	$0.47 - $0.51	$0.53 - $0.57	$0.59 - $0.64	$2.02 - $2.15

Diluted Weighted Average Shares Outstanding (In Millions)	20.8	25.7	25.7	25.7	24.5
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NEWS RELEASE
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 4:00 PM (Eastern Time) today to discuss GEO’s first quarter 2007 financial results as well as GEO’s progress and outlook. The call-in number for the U.S. is 1-866-383-7998 and the international call-in number is 1-617-597-5329. The participant pass-code for the conference call is 71013298. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until June 1, 2007 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 98022197. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from Non-GAAP (“Pro Forma”) basis information to GAAP basis results may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, Canada, and the United Kingdom. GEO’s worldwide operations include 66 correctional and residential treatment facilities with a total design capacity of approximately 58,000 beds.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2007 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
First quarter financial tables to follow:

NEWS RELEASE
THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEKS ENDED
APRIL 1, 2007 AND APRIL 2, 2006
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended
	April 1, 2007	April 2, 2006
Revenues	$237,004	$185,881
Operating expenses	194,105	153,746
Depreciation and amortization	7,281	5,664
General and administrative expenses	15,053	14,009

Operating income	20,565	12,462
Interest income	3,240	2,216
Interest expense	11,064	7,579
Write off of deferred financing fees from extinguishment of debt	4,794	—

Income before income taxes, minority interest, equity in earnings of affiliate and discontinued operations	7,947	7,099
Provision for income taxes	3,141	2,693
Minority interest	(92)	(9)
Equity in earnings (loss) of affiliate	383	277

Income from continuing operations	5,097	4,674
Income (loss) from discontinued operations	167	(118)

Net income	$5,264	$4,556

Weighted-average common shares outstanding:
Basic	20,069	14,550

Diluted	20,781	15,051

Income per common share:
Basic:
Income from continuing operations	$0.25	$0.32
Income (loss) from discontinued operations	0.01	(0.01)

Net income per share-basic	$0.26	$0.31

Diluted:
Income from continuing operations	$0.25	$0.31
Income (loss) from discontinued operations	0.00	(0.01)

Net income per share-diluted	$0.25	$0.30

The GEO Group, Inc. — Operating Data

	13 Weeks	13 Weeks
	Ended	Ended
	April 1, 2007	April 2, 2006
*Revenue-producing beds	49,075	47,873
*Compensated man-days	4,229,935	3,771,750
*Average occupancy[1]	97.2%	95.9%

*	Includes South Africa

[1]	Does not include GEO’s idle facilities.
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NEWS RELEASE
THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and April 1, 2007
(In thousands, except per share data)
(UNAUDITED)

	April 1, 2007	December 31, 2006
ASSETS

Current Assets
Cash and cash equivalents	$83,875	$111,520
Restricted cash	13,168	13,953
Accounts receivable, less allowance for doubtful accounts of $810 and $926	154,625	162,867
Deferred income tax asset	19,383	19,492
Other current assets	16,676	14,922

Total current assets	287,727	322,754

Restricted Cash	15,422	19,698
Property and Equipment, Net	696,210	287,374
Assets Held for Sale	2,597	1,610
Direct Finance Lease Receivable	41,592	39,271
Deferred Income Tax Assets	3,719	4,941
Goodwill and Other Intangible Assets, Net	41,147	41,554
Other Non Current Assets	29,503	26,251

	$1,117,917	$743,453

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$53,958	$48,890
Accrued payroll and related taxes	28,068	31,320
Accrued expenses	63,113	77,675
Current portion of deferred revenue	—	1,830
Current portion of capital lease obligations, long-term debt and non-recourse debt	16,644	12,685
Current liabilities of discontinued operations	—	1,303

Total current liabilities	161,783	173,703

Deferred Revenue	—	1,755
Minority Interest	1,663	1,297
Other Non Current Liabilities	24,303	24,816
Capital Lease Obligations	16,415	16,621
Long-Term Debt	306,853	144,971
Non-Recourse Debt	128,573	131,680
Total shareholders’ equity	478,327	248,610

	$1,117,917	$743,453

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